   As filed with the Securities and Exchange Commission on January 31, 1997

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ______________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ______________


                           MARKWEST HYDROCARBON, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                          84-1352233
    (State or other jurisdiction            (I.R.S. Employer
  of incorporation or organization)        Identification No.)

    5613 DTC Parkway, Suite 400
        Englewood, Colorado                       80111
(Address of Principal Executive Offices)        (Zip Code)


              MARKWEST HYDROCARBON, INC. 1996 STOCK INCENTIVE PLAN
                                      AND
             MARKWEST HYDROCARBON, INC. 1996 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN
                           (Full title of the plans)

                                                      Copy to:
       Brian T. O'Neill                        George A. Hagerty, Esq.
    MarkWest Hydrocarbon, Inc.                   Dorsey & Whitney LLP
  5613 DTC Parkway, suite 400            Republic Plaza Bldg., Suite 4400
     Englewood, Colorado  80111                   370 17th Street
(Name and address of agent for service)       Denver, Colorado  80202


                                 (303) 290-8700
         (Telephone number, including area code, of agent for service)

                                _______________


                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                   Proposed maximum     Proposed maximum     Amount of
       Title of securities to be    Amount to be  offering price per   aggregate offering   registration
              registered             registered        share(1)            price (1)            fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value......     670,000         $14.625            $9,798,750.00       $2,969.32
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on January 29, 1997.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

          The following documents, which have been filed by MarkWest Hydrocarbon, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

          (1) The Company's final Prospectus, dated October 9, 1996, filed in connection with the Company's Registration Statement on Form S-1 (File No. 333-09513);

          (2) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated September 12, 1996 (File No. 0-21353), and any amendment or report filed to update such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby; and

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of the Company's Certificate of Incorporation and Article VIII of the Company's Bylaws provide for indemnification of the Company's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law.

          The Company's Certificate of Incorporation also provides that directors of the Company shall be under no liability to the Company for monetary damages for breach of fiduciary duty as a director of the Company, except for those specific breaches and acts or omissions with respect to which Delaware Law expressly provides that a corporation's certificate of incorporation shall not eliminate or limit such personal liability of directors. Section 102(b)(7) of the Delaware Law provides that a corporation's certificate of incorporation may not limit the liability of directors for (i) breaches of their duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful dividends or unlawful stock repurchases under Section 174 of the Delaware Law, or (iv) transactions from which a director derives an improper personal benefit.

Item 8.  Exhibits.
         --------

         4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

          4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

          4.3  Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

          5.1  Opinion of Dorsey & Whitney LLP

          23.1 Consent of Price Waterhouse LLP

          23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)

          24.1 Powers of Attorney of Officers and Directors of MarkWest Hydrocarbon, Inc.

Item 9.   Undertakings.
          ------------

          A.  Post-Effective Amendments.
              -------------------------

               The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.  Subsequent Documents Incorporated by Reference.
         ----------------------------------------------

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Claims for Indemnification.
         --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or other controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 30, 1997.

                                     MARKWEST HYDROCARBON, INC.


                                     By: /s/ Brian T. O'Neill
                                        ---------------------------------------
                                         Brian T. O'Neill
                                         Senior Vice President and Chief
                                         Operating Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on January 30, 1997.

            SIGNATURE                        TITLE
            ---------                        -----


  /s/ John M. Fox                   President,
-------------------------------     Chief Executive Officer and Director
          John M. Fox               (Principal Executive Officer)

 /s/ Brian T. O'Neill               Senior Vice President,
-------------------------------     Chief Operating Officer and Director
          Brian T. O'Neill


 /s/ Rita E. Harvey                 Director of Finance
-------------------------------     and Treasurer
          Rita E. Harvey            (Principal Financial and Accounting Officer)


              *                     Director
-------------------------------
          Arthur J. Denney


              *                     Director
 ------------------------------
          Norman H. Foster


              *
-------------------------------     Director
          Barry W. Spector


              *
-------------------------------     Director



              *
-------------------------------     Director
          David R. Whitney



*By   /s/ Brian T. O'Neill
    ---------------------------
          Brian T. O'Neill
          Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number  Exhibit                                                                  Page
------  -------                                                                  ----

4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996
        (File No. 333-09513))

4.2 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, dated August 2,
        1996, as amended on September 13, 1996 (File No. 333-09513))

4.3     Form of Common Stock Certificate (incorporated by reference to Exhibit
        4.1 to the Company's Registration Statement on Form S-1, dated August 2,
        1996, as amended on September 13, 1996 (File No. 333-09513))

5.1     Opinion of Dorsey & Whitney LLP

23.1    Consent of Price Waterhouse LLP

23.2    Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 above)

24.1    Powers of Attorney of Officers and Directors of MarkWest Hydrocarbon,
        Inc.